UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification
incorporation)		Number)

Two North Riverside Plaza, Suite 1300
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2017, FreightCar America, Inc. (the “Company”) announced that, on July 17, 2017, it appointed James R. Meyer as its President and Chief Executive Officer effective July 31, 2017 (the “Effective Date”). Mr. Meyer will succeed Joseph E. McNeely, who will leave the Company by mutual consent to pursue new opportunities effective July 31, 2017 (the “Departure Date”). Mr. McNeely also stepped down from the Board of Directors (the “Board”) of the Company effective July 31, 2017. Also on July 17, 2017, the Board elected Mr. Meyer to the Board, effective the Effective Date, to fill the vacancy created by the departure of Mr. McNeely and to serve until the Company’s 2018 annual meeting of stockholders.

Mr. Meyer, 56, has nearly 30 years of experience in the heavy equipment, automotive and consumer goods industries. He joins the Company from Commercial Specialty Truck Holdings, LLC, a commercial truck manufacturer, where he has served as Chairman of the Board and has been an investor and advisor since 2015. From 2012 to 2015, he served as Chief Operating Officer of Allied Specialty Vehicles, Inc., a manufacturer of specialty vehicles for the fire and emergency, commercial and recreation segments. Prior to that, Mr. Meyer held various leadership positions at Brunswick Corporation. At different times from 2006 to 2012, he oversaw its Hatteras Yachts and Sealine International business units and its product development and supply chain functions. Mr. Meyer also spent 16 years at Ford Motor Company where he held various executive positions.

In connection with Mr. Meyer’s appointment, the Company and Mr. Meyer entered into a letter agreement regarding Terms of Employment (the “Employment Agreement”) dated July 17, 2017 and effective the Effective Date. A description of the material terms of the Employment Agreement is set forth below, which description is qualified in its entirety by reference to the Employment Agreement attached hereto as Exhibit 10.1.

(1)               Term: Mr. Meyer’s employment with the Company is not for a specified term and there is no specified term for the Employment Agreement.

(2)               Base Salary: The Company will pay Mr. Meyer an initial base salary of $500,000 per year, which is subject to annual review by the Company.

(3)              Bonus: Mr. Meyer will be entitled to participate in the Company’s annual cash incentive plan applicable to all similarly situated senior executives (the “Bonus Plan”) and to earn a bonus (“Bonus”) for each fiscal year of the Company ending during his employment. His target Bonus is 100% of his base salary, upon achievement of a target level of performance set forth in the Bonus Plan, and is payable within 2.5 months after the end of the relevant fiscal year. Mr. Meyer’s maximum bonus, to the extent earned under the Bonus Plan, may be as much as 200% of his base salary. If there are Bonus payments made under the Bonus Plan in respect of the 2017 calendar year or any other partial year, then Mr. Meyer will be entitled to participate in a partial Bonus payment prorated to align with his base salary earnings (as earned in each measurement period) and actual performance during his employment.

(4)               Long-Term Incentive and Other Executive Compensation Plans: Mr. Meyer will be entitled to participate in all of the Company’s equity-based and cash-based long-term incentive and other executive compensation plans. He will receive a long-term incentive plan award on an annual basis with a fair value equal to 100% of his base salary, payable 50% in performance shares (with fair value based on the assumption that the target performance goals will be met) and 50% in restricted shares, and all awards granted will have performance goals and vesting conditions similar to those of other executive officers of the Company.

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(5)               Sign-On Award: On the Effective Date, Mr. Meyer will be granted options in respect of 350,000 shares of the Company’s common stock. The award will feature a performance earning schedule based on a trailing 90-consecutive calendar day average closing price of one share of the Company’s common stock (the “Stock Price”), which shall be earned in the proportions as set forth below:

(a)                the first 34% of the options upon the first time the Stock Price is equal to or greater than $5.00 per share above the Initial Stock Price (as defined below);

(b)               another 33% of the options upon the first time the Stock Price is equal to or greater than $10.00 per share above the Initial Stock Price; and

(c)                the final 33% of the options upon the first time the Stock Price is equal to or greater than $15.00 per share above the Initial Stock Price.

The options will be treated as being fully earned upon a Change of Control (as defined in the Company’s Executive Severance Plan). Mr. Meyer will become fully vested in the options on the date that he is treated as earning the options, provided that he has remained in continuous employment with the Company. The “Initial Stock Price” shall be the closing price of one share of the Company’s common stock on the Effective Date. The exercise price of the options shall be the Fair Market Value (as defined in the FreightCar America, Inc. 2005 Long Term Incentive Plan) of the shares of the Company’s common stock for which the options are exercised.

(6)               Other Amounts: Mr. Meyer will be entitled to participate in each of the Company’s employee retirement, savings, welfare and fringe benefit plans, and perquisites, offered to similarly situated senior executives. He will be entitled to paid annual vacation on a basis that is at least as favorable as that provided to other similarly situated executives, but not less than four weeks per year. On a special exception basis, as of the Effective Date, the Company will provide Mr. Meyer with 14 paid vacation days during the remainder of 2017. Mr. Meyer will be reimbursed for all business (including entertainment) expenses incurred by him in connection with his duties.

(7)               Termination Payments: Mr. Meyer’s employment may be terminated by the Company or Mr. Meyer upon notice to the other party. Pursuant to the Employment Agreement, upon a termination of Mr. Meyer’s employment for any reason, he will be entitled to (i) accrued base salary and accrued and unused vacation through the date of termination, (ii) his prior and pro rated then current fiscal year bonuses, to the extent earned and unpaid, and (iii) any accrued and vested benefits and unreimbursed expenses incurred and unpaid on the date of termination. In addition, Mr. Meyer will be a participant in and be entitled to benefits under the Company’s Executive Severance Plan, which, together with the Employment Agreement, sets forth Mr. Meyer’s benefits upon a termination of employment or a change of control. Upon an involuntary termination without Cause or resignation for Good Reason (each as defined in the Employment Agreement), Mr. Meyer will be entitled to (1) continuation of base salary and certain health benefits for a period of (a) 24 months in the event that he resigns for Good Reason or a termination without Cause occurs within 24 months following a Change of Control (as defined in the Executive Severance Plan) or (b) 12 months following any other involuntary termination without Cause and (2)(a) in the event that he resigns for Good Reason or a termination without Cause occurs within 24 months following a Change of Control, an amount equal to two times the average of the annual bonuses paid to him for the last two full years payable in two equal installments on the first March 15 and the second March 15 following the year of termination or (b) in the case of any other involuntary termination without Cause, an amount equal to the average of the annual bonuses paid to him for the last two full years payable on the first March 15 following the year of termination.

(8)               Restrictive Covenants: Mr. Meyer has agreed to keep confidential certain information and agreed to certain non-solicitation, non-competition and non-disparagement restrictions that apply for one year following termination of employment.

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Mr. Meyer has signed a letter agreement to tender his resignation from the Board in the event that: (i) a majority of the votes of the shares in an uncontested election are designated to be “withheld” from, or are voted “against,” his election and the Board accepts his resignation following such election; or (ii) he experiences a change in principal employment status, other than retirement, and the Board accepts his resignation following such change in status.

In connection with Mr. McNeely’s departure from the Company, the Company and Mr. McNeely entered into a Separation Agreement and General Release dated July 17, 2017 (the “Separation Agreement”) pursuant to which the Company has agreed to provide to Mr. McNeely certain severance benefits in consideration for Mr. McNeely’s release of certain claims against the Company and his compliance with the other terms of the Separation Agreement. Pursuant to the Separation Agreement and subject to its terms and conditions, the Company will provide to Mr. McNeely: (a) a lump sum payment equal to the sum of (i) Mr. McNeely’s earned but unpaid base salary through the Departure Date, (ii) any accrued but unpaid vacation and (iii) any unreimbursed business expenses incurred by Mr. McNeely on the Company’s behalf prior to the Departure Date; (b) a lump sum payment equal to the sum of 12 months’ of Mr. McNeely’s base salary in the total amount of $400,000; (c) a lump sum payment equal to the average annual bonus paid to Mr. McNeely for the last full two years prior to the Departure Date in the total amount of $278,480; (d) a lump sum payment of $300,000; and (e) continuation of certain health benefits for Mr. McNeely and his family members for a period of 12 months. The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement attached hereto as Exhibit 10.2.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Letter agreement regarding Terms of Employment dated July 17, 2017 by and between FreightCar America, Inc. and James R. Meyer

Exhibit 10.2	Separation Agreement and General Release dated July 17, 2017 by and between Joseph E. McNeely and FreightCar America, Inc.

Exhibit 99.1	Press release of FreightCar America, Inc. dated July 18, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.

Date: July 19, 2017	By:	/s/ Georgia L. Vlamis
		Name:	Georgia L. Vlamis
		Title:	Vice President, General Counsel, Corporate Secretary and Human Resources

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EXHIBIT INDEX

Exhibit Number	Description

Exhibit 10.1	Letter agreement regarding Terms of Employment dated July 17, 2017 by and between FreightCar America, Inc. and James R. Meyer

Exhibit 10.2	Separation Agreement and General Release dated July 17, 2017 by and between Joseph E. McNeely and FreightCar America, Inc.

Exhibit 99.1	Press release of FreightCar America, Inc. dated July 18, 2017

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